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                                                                    Exhibit 99.1

CONTACT INFORMATION:

INVESTORS:
Kate Rajeck
Quokka Sports, Inc.
415/908-3800
investor.relations@quokka.com

PRESS:
Caryn Marooney
OutCast Communications
415/392-8282
caryn@outcastcom.com

      QUOKKA SPORTS CLOSES ACQUISITION OF CONTROLLING INTEREST OF GOLF.COM

San Francisco, California (October 3, 2000) - Quokka Sports, Inc. (Nasdaq:
QKKA), a leading provider of sports entertainment for the digital world(TM), today announced the successful completion of the acquisition of a controlling interest in Golf.com L.L.C., a leading golf Internet property. Quokka Sports announced a definitive acquisition agreement to acquire controlling interest on June 8, 2000.

Under the terms of the agreement, Quokka Sports issued approximately 3.9 million shares of common stock in exchange for 71% of the ownership interest of the privately held Golf.com L.L.C. NBC Sports will retain its 29% ownership of Golf.com.

The acquisition will extend the reach of the Quokka Sports Network in mainstream sports to the international golf community. In the U.S. alone, golf industry experts estimate there are over 30 million golf enthusiasts, approximately one-third of which are online. The first event the companies covered together was the 100th US Open in Pebble Beach. Upcoming online coverage on www.Golf.com will include audio and video news reports, digital photo and video images, expert commentary, live course action and data analysis. Golf.com is also the primary golf coverage vehicle for MSNBCSports.

"The addition of Golf.com expands our network presence to a highly valuable audience, the international golf community. This is our second business venture with NBC Sports, and we look forward to working together to expand and enhance NBC Sports' critically acclaimed television coverage of golf. With our unique digital entertainment style, technology platform and production expertise, we will continue to execute on our mission to change the way sports enthusiasts experience sport, while bringing new opportunities to our sponsor and content syndication customers," said Alvaro Saralegui, Chief Operating Officer of Quokka Sports.

"Based upon the great success of our NBC/Quokka Sports partnership on NBCOlympics.com, Quokka's production and technology expertise will be a great fit for golf.com," said Ken Schanzer, President, NBC Sports. "NBC Sports looks forward to developing the converged television and web experience to the golf world with our partners at Quokka."


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ABOUT QUOKKA SPORTS

Quokka Sports, a leading provider of sports entertainment for the digital world(TM), creates complete interactive sports experiences that fulfill the passions of sports enthusiasts worldwide. Quokka Sports (Quokka.com) leverages digital technology to offer rich, immersive presentations that include live event coverage, analysis, news and information, audio and text dispatches from athletes, games, community forums, and premium shopping. The Quokka Sports Network is comprised of several sport verticals that feature some of the world's premier sporting properties. These include year-round coverage of 35 Olympic sports (NBCOlympics.com), Sailing (QuokkaSailing.com, AmericasCup.org, BTChallenge.com, VolvoOceanRace.org), Motor Racing (CART.com, MotoGP.com) and Action Sports (MountainZone.com coverage of skiing, climbing, hiking, snowboarding, adventure racing and mountain biking). Quokka Sports develops its content for a broad range of digital platforms from narrowband and broadband Internet to wireless and converged devices. Quokka Sports' innovative sports entertainment productions are enabled by Quokka Performance Team members Compaq Computer Corporation, Computer Associates International, Inc. and Intel Corporation. Quokka Sports has offices in San Francisco, London, New York and Seattle.

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 "Quokka," "Quokka Sports" and "MountainZone" are registered trademarks, and
"Quokka Sports Immersion," "Qnews," "What Happens Next," "Sports Entertainment for the Digital World," "Wired Athlete," "Athlete's Voice" and the Quokka Logos are trademarks of Quokka Sports, Inc.

Cautionary Statement Under The Private Securities Litigation Reform Act Of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including the Company's ability to improve profitability, complete pending acquisition transactions, achieve anticipated efficiencies, achieve its growth objectives, expand the Quokka Sports Network, attract and retain sponsors and advertisers, attract and retain an audience, and develop and launch programming and new products, as well as the other risks detailed from time to time in the Company's SEC filings, including its Report on Form 10-K for the year ended December 31, 1999, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 and filings related to pending acquisition transactions. Actual results could differ materially from those discussed and reported results should not be considered as an indication of future performance. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.